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                                                                 Exhibit 10.17


December 19, 2000

[NAME]
[ADDRESS]


        Re:  GlobalSCAPE, Inc. 1998 Stock Option Plan (the "998 Stock Option
             Plan")

Dear [NAME]:

        On [DATE] you and GlobalSCAPE, Inc. ("GlobalSCAPE") singed a letter under which GlobalSCAPE granted you an option to purchase [AMOUNT] shares of GlobalSCAPE common stock for $0.10 per share under the terms of the 1998 Stock Option Plan (the "Option") with the Option to vest over a three year period.

        On February 8, 2000 you and GlobalSCAPE signed a letter under which you agreed to the cancellation of your Option on the condition that the Option would be reinstated under certain circumstances described in that letter.

        Effective May 8, 2000 GlobalSCAPE completed a stock split of its common stock.

        In consideration for your execution of the Release and Indemnity Agreement dated December 19, 2000, GlobalSCAPE has reinstated your Option, and has adjusted the number of shares subject to your option to [AMOUNT] with an exercise price of $0.0132 per share, to vest in thirds on the same schedule as stated in the [DATE] letter, to wit:

        [AMOUNT]  vesting on [DATE]
        [AMOUNT]  vesting on [DATE]
        [AMOUNT]  vesting on [DATE]

                                        Sincerely,

Agreed:                                 GlobalSCAPE, Inc.

[SIGNATURE]                             /s/ Tim Nicolaou
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[NAME]                                  By: Tim Nicolaou
Date: [DATE]                                Chief Executive Officer